EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-147154 and 333-147153), Form S-4 (Nos. 333-143243 and 333-157724) and Form S-8 (Nos. 333-145741, 333-138839, 333-96967, 333-55082, 333-48226, 333-31120, 333-69381, 333-37371, 333-37369 and 33-58991) of Exar Corporation of our report dated June 10, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Jose, California
June 10, 2010